Exhibit 99.1
Global Net Lease First Quarter 2024 Investor Presentation Pictured – McLaren Campus in Woking, U.K.

1 FORWARD LOOKING STATEMENTS This presentation contains statements that are not historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the intent, belief or current expectations of us, our operating partnership and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “potential,” “predicts,” “plans,” “intends,” “would,” “could,” “should” or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of our control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the risks associated with realization of the anticipated benefits of the merger with The Necessity Retail REIT, Inc. (“RTL”) and the internalization of our property management and advisory functions; that any potential future acquisition or disposition by us is subject to market conditions and capital availability and may not be identified or completed on favorable terms, or at all. Some of the risks and uncertainties, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements are set forth under “Risk Factors” and “Quantitative and Qualitative Disclosures about Market Risk” sections in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our other filings with the U.S Securities and Exchange Commission (“SEC”) as such risks, uncertainties and other important factors may be updated from time to time in our subsequent reports. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

2 This presentation also includes estimated projections of future operating results. These projections are not prepared in accordance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. This information is not fact and should not be relied upon as being necessarily indicative of future results; the projections were prepared in good faith by management and are based on numerous assumptions that may prove to be wrong. All such statements, including but not limited to estimates of value accretion, synergies, run-rate or annualized figures and results of future operations after making adjustments to give effect to assumed future operations reflect assumptions as to certain business decisions and events that are subject to change. As a result, actual results may differ materially from those contained in the estimates. Accordingly, there can be no assurance that the estimates will be realized, or that the projections described in this presentation will be realized at all. This presentation also contains estimates and information concerning our industry and tenants, including market position, market size and growth rates of the markets in which we operate, that are based on industry publications and other third-party reports. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these publications and reports. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures about Market Risk” sections of the Company’s Annual Report on Form 10-K, and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Credit Ratings A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each rating agency has its own methodology of assigning ratings and, accordingly, each rating should be evaluated independently of any other rating. PROJECTIONS

3 Efficient Balance Sheet Execution Successfully closed $237 million financing at a fixed all-in interest rate of 5.74%, reducing annualized interest expense by $3.5 million and increasing exposure to fixed rate debt; Addressed 62% of debt that was scheduled to mature in 2024 with plans on addressing the balance through dispositions or availability on credit facility GNL ACCOMPLISHMENTS Q1’24 included 6% AFFO per share growth, strong leasing momentum, efficient balance sheet execution and continued progress on our disposition initiative Robust Leasing Activity Showcased strong asset management capabilities through robust leasing activity, including 6.1% renewal spreads and a weighted average lease term of 5.8 years on renewals Durable Portfolio Comprised of diversified and high-quality tenants with the top 10 tenants totaling only 21% of SLR and the largest tenant contributing only 3% of total SLR, mitigating concentration risk AFFO Per Share Growth Supported by its diversified portfolio and high-quality rental income from investment-grade tenants, GNL achieved a 6% growth in AFFO per share in Q1’24 and has reaffirmed 2024 full-year guidance Successfully Executing Disposition Plan with $554M Closed/Under Agreement Successfully closed $63 million of dispositions at a cash cap rate of 6.8% for occupied assets; Built a robust disposition pipeline(1) of $491 million at a cash cap rate of 7.3% for occupied assets and effectively eliminating NOI drag on vacant assets 1. Defined as under PSA or executed LOI.

FIRST QUARTER 2024 FINANCIAL HIGHLIGHTS

GNL GLOBAL NET LEASE

GNL has reaffirmed its full-year 2024 guidance, maintaining an expected AFFO per share range of $1.30 to $1.40 and a Net Debt to Adjusted EBITDA range of 7.4x to 7.8x

Debt Capitalization ($mm)	**Q1'24**
Total Secured Debt	**$2,618**
3.75% Senior Notes	$500
4.50% Senior Notes	$500
Revolving Credit Facility	$1,760
Total Unsecured Debt	**$2,760**
Total Debt	**$5,378**
Interest Coverage Ratio[1]	2.4x
Weighted Average Interest Rate Cost[2]	**4.8%**

Earnings Summary ($mm)	**Q1'24**
Net Loss Attributable to Common Stockholders	$(34.7)
NOI[6]	$168.2
Cash NOI[6]	**$165.9**
Core Funds from Operations (Core FFO)[6]	$56.6
Adjusted Funds from Operations (AFFO)[6]	$75.0
Core Funds from Operations (Core FFO) per Share	**$0.25**
Adjusted Funds from Operations (AFFO) per Share	**$0.33**
Weighted Average Diluted Shares Outstanding	230.2

Key Capitalization Metrics ($mm)	**Q1'24**
Net Debt[3][4]	$5,246
Gross Asset Value[5]	$9,037
Net Debt[3][4] / Adjusted EBITDA[6]	8.4x
Net Debt[3][4] / Gross Asset Value[5]	58.1%
Fixed Rate Debt	84%
Liquidity	$175

Continued Disposition Progress; $554M Closed or Under Agreement[7]



$63.0
$481.9
$8.6
$553.5
Closed
Under PSA
Executed LOI
Total Dispositions

1. *The interest coverage ratio is calculated by dividing actual adjusted EBITDA for Q1 2024 by cash paid for interest (calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net).*
2. *The weighted average interest rate cost is based on the outstanding principal of the debt.*
3. *Represents total debt outstanding of $5.4 billion, less cash and cash equivalents of $132 million.*
4. *Excludes the effect of discounts and deferred financing costs, net.*
5. *Gross asset value is defined as total assets plus accumulated depreciation and amortization as of March 31, 2024.*
6. *See Appendix for definitions of Core FFO, Adjusted EBITDA, NOI and Cash NOI reconciliation to the most comparable GAAP measures.*
7. *Defined as Under PSA or Executed LOI.*

4

EFFICIENT BALANCE SHEET EXECUTION AND STRATEGY

GNL GLOBAL NET LEASE

Balance Sheet Execution

- GNL effectively executed its balance sheet strategy, which involved reducing exposure to variable rate debt and establishing a robust disposition pipeline with proceeds used to further reduce leverage
- GNL has mitigated the impact of the current high interest rate environment and its effect on the Company's variable rate debt through proactive measures:
  - Subsequent to Q1 2024, GNL reduced its annualized interest expense by $3.5 million with the completion of an interest-only $237 million CMBS re-financing at a fixed interest rate of 5.74%
  - Put in place $550 million(1) of fixed-rate swaps on our credit facility that will result in $5.8 million of annualized interest expense savings
  - Increased percentage of fixed-rate debt to 84%, an increase from 81% in Q4'23

Effectively Addressing Near-Term Maturities

- Addressed 62% of debt that had scheduled maturities in 2024 with plans to address the remaining balance through dispositions and availability on the credit facility
- GNL plans to address the 2025 debt maturities through disposition proceeds, permanent financing, bonds and/or availability on the credit facility



$405 Million
Only 2.9% of total debt outstanding is maturing during the remainder of 2024(4)
$155 Million
2024 Debt Maturity Balance: 12/31/2023
2024 Debt Maturity Balance: 5/1/2024

Debt Maturity Schedule ($mm)(2)(3)

% of Total Debt Outstanding

2.9%	*13.2%*	*2.1%*	*46.2%*	*19.6%*	*16.0%*



Weighted Average Debt Maturity: 3.3 years
$155(4)
$693
$110
$1,760
$500
$163
$500
$531
$837
2024
2025
2026
2027
2028
Thereafter
Mortgage Debt
Senior Notes
Credit Facility

1. Includes $300 million of swaps on the U.S. Dollar portion of the Company's credit facility, effective as April 1, 2024, and 200 million GBP, converted into $250 million USD using a 1.25 conversion ratio, effective as of March 18, 2024.
2. Excludes the effect of discounts and deferred financing costs, net. Current balances as of March 31, 2024 are shown in the year the debt matures.
3. Assumes GNL exercises its two 6-month extension options on its credit facility.
4. 2024 debt outstanding as of May 1, 2024. Includes $129 million McLaren refinance that was completed subsequent to Q1 2024.

5

6 SUCCESSFULLY EXECUTING DISPOSITION PLAN Disposition Name Expected Closing # of Properties Disposition Price (in mm)(1) Cash Cap Rate(2) Wtd. Avg. Lease Term Remaining(3) Closed (As of 5/1/24): Truist Properties (ST Retail) Closed 15 $34.5 – – Shippensburg Marketplace (MT Retail) Closed 1 $6.6 – – Occupied Assets Closed 16 $41.1 6.8% 5.3 Years Vacant Assets Closed 10 $21.8 – – Total Closed (As of 5/1/24) 26 $62.9 6.8% 5.3 Years Signed PSA: Non-Refundable Deposit Q2’24 6 $31.4 6.5% 5.4 Years In Due-Diligence Q2’24 16 $340.4 7.4% 3.7 Years Occupied Assets Q2’24 22 $371.8 7.3% 3.8 Years Non-Refundable Deposit Q2’24 – Q3’24 11 $81.0 – – In Due-Diligence Q2’24 – Q3’24 9 $29.2 – – Vacant Assets Q2’24 – Q3’24 20 $110.1 – – Total Signed PSA 42 $481.9 7.3% 3.8 Years Executed LOI: Occupied Assets Q2’24 – Q3’24 3 $8.6 7.0% 5.4 Years Total Executed LOI 3 $8.6 7.0% 5.4 Years Total 2024 Dispositions To Date 71 $553.5 7.2% 3.9 Years Note: Data as of May 1, 2024. 1. Assumed Signed PSA and executed LOIs lead to definitive sales on their contemplative terms, which is not assured. 2. Calculated as NOI divided by disposition price. 3. Weighted average remaining lease term in years is based on square feet as of March 31, 2024.

SUBSTANTIAL MERGER SYNERGIES AND INTERNALIZATION SAVINGS

GNL GLOBAL NET LEASE

As a direct result of the Merger, GNL has already recognized over $70[2] million of annualized cost synergies and is on track to recognize $75 million that was estimated at transaction close[1]

Synergies Recognized in Q1 2024 (000's)[2]	
Elimination of Operating Fees to Related Parties	$72,148
Elimination of Property Management & Leasing Fees	12,860
Elimination of RTL G&A Expense	32,365
Elimination of GNL G&A Expense	17,737
Less: Q1'24 Annualized GNL G&A Expense	(64,708)
Q1'24 Annualized Synergies Recognized[2]	**$70,402**



($mm)
$70
$5
$75
Q1'24 Annualized Synergies Recognized
Remaining Synergies Expected
Total Estimated Synergies

Category	Description
Internalization Savings	▪ Elimination of asset management fees, property management fees, incentive fees, equity issuance fees, and reimbursable expenses net of internalized employee compensation, rent and overhead, and retained 3rd party services
Merger Synergies	▪ Corporate consolidation, public company cost savings, and elimination of other duplicative services
Net Savings	**Approximately $75 million[1]**

1. *Please see Disclaimers at the front of this presentation for important information regarding as adjusted figures giving effect to the Merger and the Internalization. There can be no assurance that any of these projected synergies, value accretion estimates or combined future results of operations will be realized.*
2. *Captured synergies based on GNL's general & administrative expenses for the first quarter of 2024 following the completion of the Merger and Internalization, as compared to the general & administrative expenses of RTL and GNL for the full year 2022 (inclusive of RTL's general & administrative expenses and GNL and RTL advisory and management fees previously paid to the external manager during such period).*

7

8 Portfolio Overview Q1’24 Properties 1,277 Square Feet (millions) 66.9 % Leased 93% Weighted Average Remaining Lease Term (“WALT”)(1) 6.5 years % of SLR Derived from United States & Canada vs. Europe 80% | 20% Industries 94 Tenants 796 % of SLR derived from Investment Grade Tenants (“IG Rated”)(2)(3) 58% Top 10 Tenant Concentration 21% % of Leases with Contractual Rent Increases(4) 78% Average Annual Rental Increase(3) 1.3% Metrics as of March 31, 2024. 1. Weighted average remaining lease term in years is based on square feet as of March 31, 2024. 2. As used herein, Investment Grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant's obligation under the lease) or by using a proprietary Moody's analytical tool, which generates an implied rating by measuring a company's probability of default. The term "parent" for these purposes includes any entity, including any governmental entity, owning more than 50% of the voting stock in a tenant. Multi-tenant portfolio includes credit ratings for tenants who occupy 10,000 square feet or more. \ased on annualized SLR and as of March 31, 2024, GNL’s portfolio was 34.5% actual investment grade rated and 23.7% implied investment grade rated. 3. Calculated as of March 31, 2024, using annualized straight-line rent converted from local currency into USD as of March 31, 2024 for the in-place lease on the property on a straight-line basis, which includes tenant concessions such as free rent, as applicable. 4. The percentage of leases with rent increases is based on straight line rent as of March 31, 2024. Refer to SLR definition included in the footnotes on slide 9. Contractual cash base rent increases average 1.3% per year and include fixed percent or actual increases, or country CPI-indexed increases, which may include certain floors or caps on rental increases. As of March 31, 2024, and based on straight-line rent, approximately 59.9% are fixed-rate increases, 14.1% are based on the Consumer Price Index, 4.2% are based on other measures and 21.8% do not contain any escalation provisions. PORTFOLIO SNAPSHOT

WELL POSITIONED PORTFOLIO WITH KEY METRICS

GNL GLOBAL NET LEASE

	GNL Total Portfolio[1]	Industrial & Distribution	Multi-Tenant Retail	Single-Tenant Retail	Single-Tenant Office
Number of Properties	1,277	218	109	861	89
Square Feet (millions)	66.9	34.0	16.4	7.8	8.6
SLR ($ millions)	$720	$231 (32%)	$200 (28%)	$148 (21%)	$141 (20%)
% Leased[2]	93%	94%	88%	96%	93%
WALT[3]	6.5 Years	7.1 Years	5.3 Years	8.1 Years	4.8 Years
% IG Rated Tenants[3][4]	58%	57%	39%	69%	67%
Rent Escalations[3]	78%	92%	48%	85%	92%

GNL's competitive advantage of having a global presence and diversified portfolio gives the Company the flexibility to focus on attractive opportunities in multiple segments and markets that the Company believes will contribute long-term value

Note: Portfolio metrics as of March 31, 2024.

1. *Calculated as of March 31, 2024, using annualized straight-line rent ("SLR") converted from local currency into USD as of March 31, 2024 for the in-place lease on the property on a straight-line basis, includes tenant concessions such as free rent, as applicable.*
2. *Metric calculated based on square feet as of March 31, 2024.*
3. *Metric based on annualized SLR as of March 31, 2024.*
4. *Refer to Investment Grade definition included in the footnotes on slide 8.*

9

HIGH-QUALITY INVESTMENT-GRADE TENANTS

GNL GLOBAL NET LEASE

Top ten tenants represent 21.0% of SLR with no single tenant accounting for more than 3.1%

Top Ten Tenants

Tenant	Credit Rating	Country	Property Type	% of SLR[1]
IR	Implied: Baa2	U.S.	Single-Tenant Retail	3.1%
FedEx	Actual: Baa2	U.S. / Canada	Industrial & Distribution	2.7%
McLaren	Actual: B-	U.K.	Industrial & Distribution	2.7%
Fresenius Medical Care	Actual: Baa3	U.S.	Single-Tenant Retail	2.1%
Whirlpool	Actual: Baa2	U.S. / Italy	Industrial & Distribution	2.0%
Americold	Actual: Baa3	U.S.	Industrial & Distribution	1.9%
The Home Depot	Actual: A2	U.S.	Industrial & Distribution; Multi-Tenant Retail	1.9%
amec foster wheeler	Implied: Ba2	U.K.	Single-Tenant Office	1.6%
GSA U.S. General Services Administration	Actual: Aaa	U.S.	Single-Tenant Office	1.5%
Truist	Actual: A2	U.S.	Single-Tenant Retail	1.5%
Top 10 Tenants	**79.5% IG Rated[2]**			**21.0%**

1. *Metric based on annualized SLR as of March 31, 2024. Refer to SLR definition included in the footnotes on slide 9.*
2. *Based on Annualized Straight-Line Rent. Ratings information as of April 26, 2024. For GNL, 34.5% of the rated tenants were actual Investment Grade rated and 23.7% of the rated tenants were implied Investment Grade rated. Implied Investment Grade includes ratings of the tenant's parent (regardless of whether or not the parent has guaranteed the tenant's obligation under the lease) or lease guarantor. Refer to Investment Grade Rating definition included in the footnotes on slide 8.*

10

GEOGRAPHICALLY DIVERSIFIED WITH A GLOBAL PRESENCE

GNL
GLOBAL NET LEASE

Geographic Presence


PACIFIC NORTHWEST
NEW BRUNSWICK
NB
ME
NORTHEAST
NH
MA
RI
CT
NY
NJ
PA
DE
MD
DC
MID-ATLANTIC
WA
OR
ID
MT
WY
ND
SD
NE
KS
MN
IA
MO
WI
IL
MI
IN
OH
WV
VA
KY
NC
TN
SC
GA
AL
MS
FL
SOUTH EAST
CA
NV
UT
CO
AZ
NM
PACIFIC SOUTHWEST
OK
TX
AR
LA
SOUTHWEST
AK


FIN
NETH
LUX
UK
CI
GER
FR
ITL
SP

United States / Canada

- Southeast – 22.8% of SLR
- Midwest – 21.4% of SLR
- Mid-Atlantic – 12.6% of SLR
- Southwest – 10.9% of SLR
- Pacific Southwest – 5.4% of SLR
- Northeast – 6.0% of SLR
- Pacific Northwest – 0.7% of SLR
- New Brunswick, – 0.4% of SLR Canada

US / Canada Total – 80.2% of SLR

Europe

- United Kingdom – 11.3% of SLR
- Netherlands – 2.3% of SLR
- Finland – 1.9% of SLR
- Germany – 1.4% of SLR
- France – 1.0% of SLR
- Channel Islands – 0.8% of SLR
- Luxembourg – 0.8% of SLR
- Italy – 0.3% of SLR
- Spain – 0.1% of SLR

Europe Total – 19.8% of SLR

Note: Portfolio metrics as of March 31, 2024.

11

12 3.1% 8.3% 7.2% 11.1% 14.5% 55.8% 2024 2025 2026 2027 2028 2029 + Lease Maturity Schedule by Property Type (% of Total SF) ATTRACTIVE LEASE MATURITY SCHEDULE Unique investment mix of stable, long-term, single-tenant net-leased and strategically located suburban shopping centers results in a favorable lease maturity schedule and a Weighted Average Remaining Lease Term of 6.5 years(1) Note: Data as of March 31, 2024. 1. Weighted average remaining lease term in years is based on square feet as of March 31, 2024. Multi-Tenant Retail 0.8% 2.5% 3.0% 2.3% 3.6% 10.9% Single-Tenant Retail 0.1% 1.3% 0.8% 1.0% 1.4% 7.5% Single-Tenant Office 1.5% 1.5% 1.8% 1.1% 1.1% 5.9% Industrial & Distribution 0.7% 3.0% 1.6% 6.6% 8.4% 31.5% 6.5 Years Weighted Average Lease Term(1) Multi-Tenant Retail Single-Tenant Retail Single-Tenant Office Industrial & Distribution

CONTINUED LEASING MOMENTUM DRIVEN BY STRONG ASSET MANAGEMENT CAPABILITIES

GNL GLOBAL NET LEASE

Leasing momentum continues in Q1 2024 with 78 lease renewals and new leases, combining for nearly 1.4 million square feet and over $17 million of straight-line rent

Q1 2024[1] Leasing and Renewal Activity

	Single-Tenant Portfolio	Multi-Tenant Retail Portfolio	Total Portfolio
New Leases + Renewals Completed	13	65	78
Q1 2024 Renewal Leasing Spread[2]	10.8%	2.4%	6.1%
Straight-Line Rent on New Leases + Renewals	$6.9 million	$10.4 million	$17.3 million
Square Feet on New Leases + Renewals	595,584	788,030	1,383,614
Weighted Average Lease Term on New Leases | Renewals	11.0 Years | 7.3 Years	9.9 Years | 4.5 Years	10.2 Years | 5.8 Years

Successful Asset Management Capabilities

GNL continued to successfully demonstrate its asset management capabilities in Q1 2024 with an average annual rental increase of 1.3% across the portfolio and an attractive renewal leasing spread of 6.1% across the entire portfolio

Notable Recent Tenant Activity

BEST BUY

Executed 5-year lease renewal for over 45,000 square feet in Q1'24

KOHL'S

Executed ~80,000 square feet of renewals with Kohl's in Q1'24

DICK'S SPORTING GOODS

Executed 50,000 square feet of renewals with Dick's in Q1'24

1. *Leasing activity from 1/1/2024 through 3/31/2024.*
2. *Single-tenant is calculated using Straight-Line Rent. Multi-tenant is calculated using Annual Base Rent.*

13

14 Industrial & Distribution 32% Multi-Tenant Retail 28% Single-Tenant Retail 21% Single-Tenant Office 20% Power Center 57% Grocery Anchored 21% Anchored Center 22% Industrial & Distribution 45% Retail 28% Single-Tenant Office 27% $719.6 million Total Portfolio Annualized SLR by Segment Industry Exposure(1) Credit Rating Asset Diversification (1)(2) Note: Portfolio metrics as of March 31, 2024. 1. Metric based on annualized SLR as of March 31, 2024. Refer to SLR definition included in the footnotes on slide 9. 2. Refer to Investment Grade Rating definition included in the footnotes on slide 8. 3. “All Other” represents the aggregate of all industries with less than three percent exposure. DIVERSIFIED AND STABLE TENANT BASE Single-Tenant Portfolio Multi-Tenant Retail Portfolio $519.6 million $200.0 million Single-Tenant 72% Investment Grade 58% Non-Investment Grade 36% Not Rated 6% (2) (3) Financial Services, 6% Auto Manufacturing, 6% Healthcare, 6% Discount Retail, 5% Specialty Retail, 4% Gas/Convenience, 4% Freight, 3% Consumer Goods, 3% Home Improvement, 3% Quick Service Restaurant, 3% Other, 57%

15 United States 76% Europe 7% United Kingdom 15% Canada 1% 0.7% 3.0% 1.6% 6.6% 8.4% 31.5% 2024 2025 2026 2027 2028 2029 + Segment Highlights Lease Maturity Schedule (% of Total SF) Geographic Breakdown (% of Total SLR) Top Five Tenants Tenant Credit Rating Country % of SLR Actual: B- U.K. 2.7% Actual: Baa2 U.S. / Canada 2.7% Actual: Baa1 U.S. / Italy 2.0% Actual: Baa3 U.S. 1.9% Implied: Baa2 U.S. 1.4% Top 5 Tenants 74.8% IG Rated(2)(3) 10.7% 32% Total Portfolio(1) 218 Properties 34.0M Square Feet 18% CPI Increases(1) 94% Leased 7.1 Years WALT 57% IG Tenants(1) 92% Rent Escalators(1) 1.5% Average Annual Rental Increase(1) Note: Portfolio metrics as of March 31, 2024. 1. Based on Annualized Straight-Line Rent. 2. Refer to Investment Grade Rating definition included in the footnotes on slide 8. 3. Calculated by adding the Investment Grade tenants’ percentage of SLR and dividing by the total SLR amount. INDUSTRIAL & DISTRIBUTION OVERVIEW 7.1 Years Weighted Average Lease Term

MULTI-TENANT RETAIL OVERVIEW

GNL GLOBAL NET LEASE

Segment Highlights

28% Total Portfolio[1]	**109** Properties	**16.4M** Square Feet
$200M SLR	**91.1%** Leased + Pipeline	**5.3 Years** WALT
39% IG Tenants[1]	**2.4%** Leasing Spread[2]	**61.4%** Sunbelt[1]

Lease Maturity Schedule (% of Total SF)

5.3 Years Weighted Average Lease Term

Anchor Tenants: 5.6 Years	In-Line Tenants: 4.0 Years



0.8%
2.5%
3.0%
2.3%
3.6%
10.9%
2024
2025
2026
2027
2028
2029 +

Leasing Pipeline (000's)

Multi-Tenant Leasing Is Expected To Increase Occupancy to 91.1%



Q1'24 Occupancy
Q1'24 Executed Occupancy
Q1'24 Leasing Pipeline
87.6%
87.5%
91.1%
522 SF
125 SF
14,358 SF
Q4'23 Occupancy
Q1'24 Occupancy
Q1'24 + Executed Occupancy & Leasing Pipeline

Top Five Tenants

Tenant	Credit Rating	Country	% of SLR
PETSMART	Actual: B1	U.S.	1.5%
DICK'S SPORTING GOODS	Actual: Baa3	U.S.	1.2%
BEST BUY	Actual: A3	U.S.	1.0%
KOHL'S	Actual: Ba2	U.S.	1.0%
THE HOME DEPOT	Actual: A2	U.S.	1.0%
Top 5 Tenants	**56.1% IG Rated[3][4]**		**5.7%**

Note: Portfolio metrics as of March 31, 2024. Leasing Pipeline data as of April 15, 2024. Assumes executed leases commence and signed LOIs lead to definitive leases on their contemplated terms, which is not assured.

1. *Based on Annualized Straight-Line Rent.*
2. *Calculated using Annual Base Rent.*
3. *Refer to Investment Grade Rating definition included in the footnotes on slide 8.*
4. *Calculated by adding the Investment Grade tenants' percentage of SLR and dividing by the total SLR amount.*

16

17 United States 88% Europe 4% United Kingdom 8% 0.1% 1.3% 0.8% 1.0% 1.4% 7.5% 2024 2025 2026 2027 2028 2029 + SINGLE-TENANT RETAIL OVERVIEW Tenant Credit Rating Country % of SLR Implied: Baa2 U.S. 3.1% Actual: Baa3 U.S. 2.1% Actual: A2 U.S. 1.5% Actual: Baa2 U.S. 1.4% Actual: Baa1 U.S. 0.9% Top 5 Tenants 100.0% IG Rated(2)(3) 9.0% Segment Highlights Lease Maturity Schedule (% of Total SF) Geographic Breakdown (% of Total SLR) Top Five Tenants 21% Total Portfolio(1) 861 Properties 7.8M Square Feet $148M SLR 96% Leased 8.1 Years WALT 69% IG Tenants(1) 85% Rent Escalators(1) 1.6% Average Annual Rental Increase(1) Note: Portfolio metrics as of March 31, 2024. 1. Based on Annualized Straight-Line Rent. 2. Refer to Investment Grade Rating definition included in the footnotes on slide 8. 3. Calculated by adding the Investment Grade tenants’ percentage of SLR and dividing by the total SLR amount. 8.1 Years Weighted Average Lease Term

18 SINGLE-TENANT OFFICE OVERVIEW Tenant Credit Rating Country % of SLR Implied: B1 U.K. 1.6% Actual: Aaa U.S. 1.5% Actual: Aa3 Netherlands 1.4% Implied: A Luxembourg 0.8% Implied: Baa2 Finland 0.8% Top 5 Tenants 73.8% IG Rated(3)(4) 6.1% Segment Highlights Lease Maturity Schedule (% of Total SF) 20% Total Portfolio(1) 89 Properties 8.6M Square Feet $141M SLR 93% Leased 67% IG Tenants(1) 1.7% Average Annual Rental Increase(1) 92% Rent Escalators(1) 69% Mission Critical(2) Geographic Breakdown (% of Total SLR) Top Five Tenants Note: Portfolio metrics as of March 31 2024. 1. Based on Annualized Straight-Line Rent. 2. Mission critical includes HQ, Lab, and R&D facilities and is calculated based on square feet. 3. Refer to Investment Grade Rating definition included in the footnotes on slide 8. 4. Calculated by adding the Investment Grade tenants’ percentage of SLR and dividing by the total SLR amount. 4.8 Years Weighted Average Lease Term 1.5% 1.5% 1.8% 1.1% 1.1% 5.9% 2024 2025 2026 2027 2028 2029 + United States 48% Europe 28% United Kingdom 24%

LEADERSHIP OVERVIEW

GNL GLOBAL NET LEASE

Management



Michael Weil, *Chief Executive Officer & President*

- Previously served as CEO of The Necessity Retail REIT
- Member of the Board of Directors of Global Net Lease, Inc. since 2012
- Served as President of the Board of Directors of the Real Estate Investment Securities Association



Chris Masterson, *Chief Financial Officer*

- Previously served as Chief Accounting Officer of GNL
- Past experience includes accounting positions with Goldman Sachs and KPMG



Jesse Galloway, *Executive Vice President & General Counsel*

- Joined GNL in September 2023
- 25 years of legal experience representing large real estate companies and financial institutions, including 10 years as General Counsel and 15 years in private practice



Jason Slear, *Executive Vice President*

- Responsible for sourcing, negotiating, and closing GNL's real estate acquisitions and dispositions
- Oversaw the acquisition of over $3.5 billion of real estate assets and the lease-up of over 10 million square feet during professional career



Ori Kravel, *Senior Vice President*

- Responsible for corporate development and business strategy
- Executed over $12 billion of capital market transactions and over $25 billion of M&A transactions

Board of Directors

Independent Directors



Sue Perrotty, *Non-Executive Chairperson of the Board of Directors*

- Currently serves as President and Chief Executive Officer of AFM Financial Services and Tower Health



Therese Antone, *Independent Director*

- Currently serves as the Chancellor of Salve Regina University since her appointment in 2009



Lisa Kabnick, *Independent Director*

- Retired Partner at Troutman Pepper Hamilton Sanders LLP, and previously served as a member of the board of directors of The Necessity Retail REIT



Rob Kauffman, *Independent Director*

- Co-founder of Fortress Investment Group and previously worked as a Managing Director at UBS, a Principal at BlackRock Financial and at Lehman Brothers



Leslie Michelson, *Independent Director*

- Currently serves as lead independent director of Franklin BSP Franklin Lending Corporation, and previously served as a member of the board of directors of The Necessity Retail REIT



Michael J.U. Monahan, *Independent Director*

- Currently serves as a CBRE Vice Chair and previously served as a Senior Director at Jones Lang Wootton and a Vice President at Cushman & Wakefield



Stanley Perla, *Independent Director*

- Previously served as a member of the board of directors and the chair of the audit committee of Madison Harbor Balanced Strategies, Inc, and previously served as a member of the board of directors of The Necessity Retail REIT



Edward Rendell, *Independent Director*

- Previously served as the 45th Governor of the Commonwealth of Pennsylvania and as the Mayor of Philadelphia, and previously served as a member of the board of directors of The Necessity Retail REIT

Inside Directors



Michael Weil, *Director*

- Refer to "Management" section for Michael Weil's biography

19

20 APPENDIX: FINANCIAL DEFINITIONS Non-GAAP Financial Measures This section discusses non-GAAP financial measures we use to evaluate our performance, including Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Adjusted Funds from Operations (“AFFO”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”) and Cash Net Operating Income (“Cash NOI”). While NOI is a property-level measure, AFFO is based on total Company performance and therefore reflects the impact of other items not specifically associated with NOI such as, interest expense, general and administrative expenses and operating fees to related parties. Additionally, NOI as defined herein, does not reflect an adjustment for straight-line rent but AFFO does include this adjustment. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided below. Caution on Use of Non-GAAP Measures FFO, Core FFO, AFFO, Adjusted EBITDA, NOI, and Cash NOI should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures. Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs. We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO, Core FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gain or loss from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO, Core FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs in our peer group. Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations Funds From Operations Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP. We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO, Core FFO, AFFO and NOI attributable to stockholders, as applicable. Our FFO calculation complies with NAREIT’s definition.

21 The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and, when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations (Cont’d) Core Funds From Operations In calculating Core FFO, we start with FFO, then we exclude certain non-core items such as merger, transaction and other costs, as well as certain other costs that are considered to be non-core, such as debt extinguishment costs. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our core business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the subsequent operations of the investment. We also add back non-cash write-offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed acquisition, transaction and other costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Adjusted Funds From Operations In calculating AFFO, we start with Core FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities or items, including items that were paid in cash that are not a fundamental attribute of our business plan or were one time or non-recurring items. These items include early extinguishment of debt and other items excluded in Core FFO as well as unrealized gain and loss, which may not ultimately be realized, such as gain or loss on derivative instruments, gain or loss on foreign currency transactions, and gain or loss on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. We also include the realized gain or loss on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect our current operating performance. APPENDIX: FINANCIAL DEFINITIONS

22 Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations (Cont’d) Adjusted Funds From Operations (cont’d) In calculating AFFO, we also exclude certain expenses which under GAAP are characterized as operating expenses in determining operating net income. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments and merger related expenses) and certain other expenses, including expenses incurred for the 2023 proxy contest and related Blackwells/Related Parties litigation, expenses related to our European tax restructuring and transition costs related to the Mergers, negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are excluded by us as we believe they are not reflective of our on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gain and loss from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management’s analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gain or loss, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used to, among other things, assess our performance without the impact of transactions or other items that are not related to our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) calculated in accordance with GAAP and presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions. Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, and Cash Net Operating Income. We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition, transaction and other costs, other non-cash items and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments) and certain other expenses, expenses related to our European tax restructuring and transition costs related to the Merger and Internalization, negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are not reflective of on-going performance. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income (loss) as calculated in accordance with GAAP as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs. APPENDIX: FINANCIAL DEFINITIONS

23 NOI is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition, transaction and other costs, depreciation and amortization, other noncash expenses and interest expense. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as calculated in accordance with GAAP as an indication of our performance or to cash flows as a measure of our liquidity. Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, and Cash Net Operating Income (Cont’d) Cash NOI is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income (loss) as calculated in accordance with GAAP as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs calculate and present Cash NOI. Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP. APPENDIX: FINANCIAL DEFINITIONS

24 NON – GAAP RECONCILIATIONS 1. These costs primarily consist of advisory, legal and other professional costs that were directly related to the Merger and Internalization. 2. Amount relates to costs incurred related to the tax restructuring of our European entities. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased Adjusted EBITDA for this amount. 3. Amounts include costs related to (i) compensation incurred for our former Co-Chief Executive Officer who retired effective March 31, 2024; (ii) a transition service agreement with the former Advisor; and (iii) insurance premiums related to expiring directors and officers insurance of former RTL directors. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased Adjusted EBITDA for this amount. (Amounts in thousands) Three Months Ended 31-Mar-24 EBITDA: Net loss $(23,751) Depreciation and amortization 92,000 Interest expense 82,753 Income tax expense 2,388 EBITDA 153,390 Impairment charges 4,327 Equity-based compensation 1,973 Merger, transaction and other costs(1) 761 Gain on dispositions of real estate investments (5,867) Gain on derivative instruments (1,588) Unrealized income on undesignated foreign currency advances and other hedge ineffectiveness (1,032) Loss on extinguishment of debt 58 Other expense 16 Expenses attributable to European tax restructuring(2) 469 Transition costs related to the Merger and Internalization(3) 2,826 Adjusted EBITDA 155,333 General and administrative 16,177 Expenses attributable to European tax restructuring(2) (469) Transition costs related to the Merger and Internalization(3) (2,826) NOI 168,215 Amortization of above- and below- market leases and ground lease intangibles and right-of-use assets, net 2,225 Straight-line rent (4,562) Cash NOI $165,878 Cash Paid for Interest: Interest Expense $82,753 Non-cash portion of interest expense (2,394) Amortization of discounts on mortgages and senior notes (15,338) Total Cash Paid for Interest $65,021

25 (Amounts in thousands) Three Months Ended 31-Mar-24 Funds from operations (FFO): Net loss attributable to common stockholders (in accordance with GAAP) $(34,687) Impairment charges 4,327 Depreciation and amortization 92,000 Gain on dispositions of real estate investments (5,867) FFO (as defined by NAREIT) attributable to stockholders 55,773 Merger, transaction and other costs(1) 761 Loss on extinguishment of debt 58 Core FFO attributable to stockholders 56,592 Non-cash equity-based compensation 1,973 Non-cash portion of interest expense 2,394 Amortization related to above- and below- market lease intangibles and right-of-use assets, net 2,225 Straight-line rent (4,562) Unrealized income on undesignated foreign currency advances and other hedge ineffectiveness (1,032) Eliminate unrealized gains on foreign currency transactions(2) (1,259) Amortization of mortgage discounts 15,338 Expenses attributable to European tax restructuring(3) 469 Transition costs related to the Merger and Internalization(4) 2,826 Adjusted funds from operations (AFFO) attributable to stockholders $74,964 Weighted-average shares outstanding – Basic and Diluted 230,320 Net loss per share attributable to common stockholders $(0.15) FFO per share $0.24 Core FFO per share $0.25 AFFO per share $0.33 Dividends declared $81,923 NON – GAAP RECONCILIATIONS 1. These costs primarily consist of advisory, legal and other professional costs that were directly related to the Merger and Internalization. 2. For AFFO purposes, we add back unrealized (gain) loss. For the three months ended March 31, 2024, the gain on derivative instruments was $1.6 million which consisted of unrealized gains of $1.3 million and realized gains of $0.3 million 3. Amount relates to costs incurred related to the tax restructuring of our European entities. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased AFFO for this amount. 4. Amounts include costs related to (i) compensation incurred for our former Co-Chief Executive Officer who retired effective March 31, 2024; (ii) a transition service agreement with the former Advisor; and (iii) insurance premiums related to expiring directors and officers insurance of former RTL directors. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased AFFO for this amount.